                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                    FIRST SECURITY BENEFIT LIFE INSURANCE AND
                           ANNUITY COMPANY OF NEW YORK

                                       AND

                           SECURITY DISTRIBUTORS, INC.

   THIS  DISTRIBUTION  AGREEMENT,  made as of the 1st day of July,  2002, by and between FIRST SECURITY  BENEFIT LIFE  INSURANCE AND ANNUITY  COMPANY OF NEW YORK
("INSURER"),  a life insurance  company organized under the laws of the State of
New  York,  for  itself  and on  behalf  of the  Insurer's  Separate  Account(s)
established  and  maintained  by Insurer under the laws of the State of New York
(the  "SEPARATE  ACCOUNTS"),  and SECURITY  DISTRIBUTORS,  INC.,  a  corporation organized and existing under the laws of the State of Kansas ("UNDERWRITER").

                                   WITNESSETH:

   WHEREAS,  the Separate  Accounts have been  established by Insurer to support variable annuity contracts (the "CONTRACTS") issued by Insurer;

   WHEREAS,  Underwriter is registered as a  broker-dealer  under the Securities
Exchange  Act of 1934,  as amended  ("SEA-34"),  and is a member of the National
Association of Securities Dealers, Inc. ("NASD");

   WHEREAS,  Underwriter  desires to distribute  the Contracts  supported by the
Separate Accounts and offered by Insurer;

   WHEREAS,  Insurer  desires to issue  such  Contracts  to the  public  through
Underwriter acting as the principal underwriter;

   NOW,  THEREFORE,  in  consideration  of the premises and the mutual  promises hereinafter set forth, the parties hereto agree as follows:

 1.  DEFINITIONS

     (a)  AFFILIATE -- With respect to a person,  any other person  controlling, controlled by, or under common control with, such person.

     (b)  APPLICATION  -- An  application  for a  Contract  and any other  forms required to be completed before a Contract is issued.

     (c)  DISTRIBUTOR -- A person  registered as a broker-dealer and licensed as a life insurance  agent or affiliated  with a person so licensed,  who will be authorized by Underwriter to distribute the Contracts.

     (d)  FUND -- An investment  company,  underlying the Contracts as in effect at the Effective Date, and such other investment companies that may be added from time to time.

     (e)  PERSON -- An individual,  corporation,  partnership, limited liability
          company,  firm,  joint  venture,  association,   joint-stock  company,
          unincorporated  organization,  governmental or regulatory authority or other entity.

     (f)  PREMIUM  -- A  payment  made  under  a  Contract  by an  applicant  or purchaser to purchase benefits under the Contract.

     (g)  PROSPECTUS -- The prospectus and statement of additional  information, if any, included within a Registration Statement,  except that, if the most recently filed prospectus and statement of additional information filed pursuant to Rule 497 under SA-33 subsequent to the date on which a Registration  Statement became effective differs from the prospectus
          and  statement  of  additional   information   included   within  such
          Registration  Statement  at the  time it  became  effective,  the term
          "Prospectus"  shall refer to the most recently  filed  prospectus  and statement of additional  information filed under Rule 497 under SA-33, from and after the date on which they each shall have been filed.

     (h)  REGISTRATION  STATEMENT  -- At any  time  that  this  Agreement  is in effect, each currently effective registration  statement, or currently effective post-effective amendment thereto, relating to the Contracts, including financial  statements included in, and all exhibits to, such registration statement or post-effective amendment.

     (i)  REGULATIONS -- The rules and regulations  promulgated by the SEC under
          SA-33,  SEA-34  and the  Investment  Company  Act of 1940,  as amended
          ("ICA-40").

     (j)  REPRESENTATIVE  -- When  used  with  reference  to a  Distributor,  an individual  who is an  associated  person,  as that term is defined in
          SEA-34, thereof.

     (k)  SA-33 -- The Securities Act of 1933, as amended.

     (l)  SEC -- The Securities and Exchange Commission.

 2.  SALE OF CONTRACTS

     (a)  PRINCIPAL UNDERWRITER

          Insurer,  on its  behalf  and on  behalf  of  the  Separate  Accounts, authorizes Underwriter,  and Underwriter accepts such authority, to be
          the   distributor   and  principal   underwriter   of  the  Contracts.
          Underwriter shall act as distributor and principal  underwriter of the
          Contracts,  subject to Insurer's control. As distributor and principal underwriter,  Underwriter  shall  have the  right to  authorize  third parties as Distributors and Distributor  Representatives  to engage in distribution activities involving the solicitation of Applications and
          Premiums  directly from customers and prospective  customers,  in each case as  Underwriter  may so provide or limit,  provided  that Insurer reserves  the right,  which shall not be  exercised  unreasonably,  to require that  Underwriter  not enter into a sales  agreement  with any proposed Distributor or appoint a Distributor Representative.  Insurer
          shall   authorize   Underwriter  on  its  behalf  to  appoint  in  the
          appropriate  states or jurisdictions  such Distributors or Distributor
          Representatives.  Underwriter  shall be an independent  contractor and neither Underwriter, nor any of its officers, directors, employees, or agents is or shall be an  employee  of Insurer in the  performance  of
          Underwriter's duties hereunder.

     (b)  NO ALTERATION, DISCHARGE, ETC., OF CONTRACTS

          Underwriter shall not have authority, and shall not grant authority to
          Distributors or Distributor Representatives,  on behalf of Insurer: to make, alter, waive, change or discharge any Contract or other contract entered into pursuant to a Contract;  to waive any Contract forfeiture provision; to extend the time of paying any Premium; to endorse checks or money  orders  payable  to  Insurer,  or to  receive  any monies or
          Premiums (except for the sole purpose of forwarding monies or Premiums to  Insurer).  Underwriter  shall not  expend,  nor  contract  for the expenditure of, the funds of Insurer. Underwriter shall not possess or exercise any authority on behalf of Insurer other than that  expressly conferred on Underwriter by this Agreement.

 3.  SOLICITATION ACTIVITIES, APPLICATIONS AND PREMIUMS

     Underwriter  agrees that its  solicitation  activities  with respect to the
     Contracts shall be subject to applicable laws and regulations and the rules set forth herein:

     (a)  Underwriter  shall use  Applications  and other materials  approved by
          Insurer for use in the  solicitation  activities  with  respect to the
          Contracts.  All executed  applications and premiums shall be delivered directly to the Insurer's  administrative  office for  processing  (as allowed  under  the  terms of the  Administrative  Services  Agreement between First Security  Benefit Life Insurance and Annuity  Company of
          New York and Security Benefit Group, Inc.).

     (b)  All  Premiums  paid by check  or money  order  that are  collected  by
          Underwriter and  attributable to a Separate  Account shall be remitted promptly  (and in any event not later than two  business  days) to the
          Insurer.  Checks or money orders in payment of Premiums shall be drawn to the order of "First  Security  Benefit Life  Insurance  and Annuity
          Company of New York."  Premiums may be  transmitted by wire order from
          Underwriter   to  the  Insurer  in  accordance   with  the  procedures
          reasonably  agreed upon by the parties.  If any Premium is held at any time  by  Underwriter,  Underwriter  shall  hold  such  Premium  in  a fiduciary  capacity and such portion of the Premium  attributable to a
          Separate  Account  shall be  remitted  promptly,  and in any event not
          later  than  two  business   days,  to  Insurer.   All  such  Premiums
          attributable to the Separate Account, whether by check, money order or wire, shall be the property of Insurer.

     (c)  Underwriter  acknowledges that Insurer shall have the right to reject, in whole or in part, any  Application,  but only for reasonable  cause and only after  giving prior  notice to  Underwriter.  In the event an
          Application  is rejected,  any Premium  submitted  therewith  shall be returned by Insurer to the applicant.  Insurer shall  promptly  notify
          Underwriter  and, if  applicable,  the  Distributor  who submitted the
          Application,  of such action. In the event that a purchaser  exercises his or her free look  right  under  their  Contract,  any amount to be refunded  as  provided  in such  Contract  shall be so refunded to the purchaser by Insurer. Insurer shall notify Underwriter of such action.

     (d)  All  solicitation  and sales  activities  engaged in by Underwriter in regard to the  Contracts  shall be in compliance  with all  applicable federal  and state  securities  laws and  regulations,  as well as all applicable insurance laws and regulations.

     (e)  Underwriter shall not offer, attempt to offer, or solicit Applications
          for  the  Contracts  or  deliver  the  Contracts,   in  any  state  or
          jurisdiction other than the state of New York.

 4.  ADMINISTRATION

     (a)  Insurer, as agent for Underwriter, shall confirm to each applicant for and  purchaser  of a Contract in  accordance  with Rule  10b-10  under
          SEA-34  acceptance  of  premiums  and such other  transactions  as are
          required   to  be   confirmed   by  Rule   10b-10  or   administrative
          interpretations thereunder, or any NASD requirements.

     (b)  Insurer  shall  maintain  and  preserve  such books and  records  with respect to the Contracts in conformity with the  requirements of Rules
          17a-3  and  17a-4  under   SEA-34   including,   to  the  extent  such
          requirements   apply,   all  books  and   records   with   respect  to
          confirmations  provided under Rule 10b-10.  Insurer shall maintain all such books and records,  which shall be considered  the joint property of Insurer and Underwriter,  and Insurer  acknowledges that such books and records are at all times  subject to inspection by the SEC and the
          NASD in  accordance  with  Section  17(a) of SEA-34 and shall  provide copies thereof upon Underwriter's request.

     (c)  Insurer  shall not  sub-contract  with  another  person  other than an affiliate of Insurer to perform any of the functions  contemplated  by
          this   Section  or  maintain  any   information,   books  and  records
          contemplated  by this Agreement  without first obtaining such person's undertaking,  in  writing,  to  comply  with  the  provisions  of this
          Agreement to keep confidential all proprietary information obtained by such person.

 5.  MARKETING

     Insurer shall provide  Underwriter with the following in such quantities as it shall  reasonably  request:  (1) copies of the  current  Prospectus  and
     Statement of Additional Information for the Contracts; (2) applications for the Contracts;  and (3) sales literature for the Contracts. No promotional, sales or advertising material may be used by any party without the approval of the  other  party.  Prior to any use with  members  of the  public,  the following procedures shall be observed:

     (a)  Insurer  shall  be  responsible   for  all   promotional,   sales  and
          advertising  material.  Pursuant  to  New  York  Insurance  Department
          Regulation 34-A, Insurer is responsible for issuing the final approval of all of its promotional, sales and advertising material prior to its use.  Underwriter  shall use only such documents as have been approved by Insurer.

     (b)  Underwriter shall be responsible for filing all promotional,  sales or advertising  material,  as approved by the Insurer  and, as  required, with the NASD, and New York state securities regulatory authorities.

     (c)  Each party shall notify the other party  expeditiously of any comments provided  by  the  NASD  or  the  New  York  securities  or  insurance
          regulatory   authority   on  such   material,   and   will   cooperate
          expeditiously  in  resolving  and   implementing   any  comments,   as
          applicable.

     (d)  Insurer  shall  maintain  all   promotional,   sales  and  advertising
          materials  at its  home  office  within  the  state of New York and in accordance with New York Insurance Department Regulation 34-A.

     The parties acknowledge that such material,  to the extent it identifies or discusses  a  Fund,  may be  subject  to  review  and  approval  procedures implemented by that Fund. Insurer reserves the right, after having approved a piece of  material,  to object to further  use of such  material  and may require the Underwriter to cease use of such material.

 6.  COMPENSATION AND COSTS

     Underwriter shall arrange for the payment of commissions developed pursuant to the  Insurer's fee schedule  under New York  Insurance Law 4228 to those
     Distributors  and  Distributor  Representatives  who sell  Contracts  under agreements  entered into pursuant to Section 2 "Sale of  Contracts,"  which compensation  shall be  reimbursed  by the Insurer.  Underwriter  shall not receive any other sales  commissions  nor shall  Underwriter be compensated for any other direct sales other than as provided under this Section.

     Insurer  shall pay  Underwriter  for the cost to  Underwriter  of rendering services to Insurer under this  Agreement.  The method of allocating  costs hereunder and the payment  thereof shall be in accordance  with  Regulation
     No. 33, 11 NYCRR 91 ("NYID  Regulation  No. 33"), of the New York Insurance
     Department and shall be determined in the following manner:

     (a)  The  cost of  service  functions  performed  by  Underwriter  that are identifiable  as expenses  incurred  directly and  exclusively for the benefit of Insurer shall be charged to Insurer.

     (b)  The cost of service  functions  performed by Underwriter which are not identifiable  as expenses  incurred  directly and  exclusively for the benefit  of  Insurer  shall  be  determined  in  accordance  with  the principles set forth in NYID Regulation No. 33.

     At the request of Insurer, and at Underwriter's expense,  Underwriter shall produce  records and provide  access to enable  Insurer to verify that such cost accounting division is in accordance with such principles.

     Within  thirty (30) days after the end of each quarter,  Underwriter  shall submit to Insurer a statement  of the amount  owed by Insurer for  services provided by Underwriter  pursuant to this  Agreement.  Insurer shall pay to
     Underwriter within thirty (30) days following receipt of such statement the amount set forth in the statement.

 7.  REPRESENTATIONS AND WARRANTIES OF INSURER

     (a)  Insurer  represents  and warrants to Underwriter on the Effective Date that:

          (1)  Insurer  has been duly  organized  and is validly  existing  as a corporation  in good standing  under the laws of the State of New
               York with full power and authority to own,  lease and operate its properties  and  conduct  its  business,  is  duly  qualified  to transact  the business of a life  insurance  company and to issue variable insurance products.

          (2)  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all  necessary  corporate  action  by  Insurer,  and  when  so executed  and  delivered  this  Agreement  shall be the valid and binding obligation of Insurer  enforceable in accordance with its terms.

          (3)  The consummation of the transactions contemplated herein, and the fulfillment  of the terms of this  Agreement,  shall not conflict with,  result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a  default  in any  material  respect  under,  the articles of incorporation or bylaws of Insurer, or any indenture, agreement,  mortgage, deed of trust, or other instrument to which
               Insurer  is a party or by which it is  bound,  or, to the best of
               Insurer's knowledge, violate in any material respect any law, any order,  rule or regulation  applicable to Insurer of any court or of any federal or state regulatory body, administrative agency or any other governmental  instrumentality  having jurisdiction over
               Insurer or any of its properties.

     (b)  Insurer  further   represents  and  warrants  to  Underwriter  on  the
          effective  date of the  most  recent  Registration  Statement  for the
          Contracts,  and undertakes to use its best efforts to ensure as of the effective date of each subsequent Registration Statement, that:

           (1)  Insurer has filed with the SEC all statements, notices and other documents  required for  registration  of the  Contracts (or the
                interests   therein)  and  the  Separate   Accounts   under  the
                provisions of ICA-40 and SA-33 and the  Regulations  thereunder;
                further,  there are no  contracts  or  documents  of  Insurer or relating to the  Contracts  or the  Separate  Account  which are required to be filed as exhibits to such Registration  Statement by  SA-33,  ICA-40  or the  Regulations  which  have not been so filed.

           (2)  Such Registration  Statement has been declared  effective by the
                SEC or has become effective in accordance with the Regulations.

           (3)  Insurer has not received any notice from the SEC with respect to such Registration  Statement  pursuant to Section 8(e) of ICA-40 and no stop order under SA-33 has been issued and no  proceeding therefor has been instituted or threatened by the SEC.

           (4)  Insurer  has  obtained,  or  prior  to the  commencement  of the
                offering  of  the  Contracts  will  obtain,   all  necessary  or
                customary orders of exemption or approval from the SEC to permit the distribution of the Contracts pursuant to this Agreement and to permit the operation of the Separate Accounts supporting such
                Contracts as contemplated in the related Prospectuses.

           (5)  Insurer has represented in the  Registration  Statement that the fees and charges deducted under the Contracts, in the aggregate, are  reasonable  in  relation  to  the  services  rendered,  the expenses  expected to be incurred,  and the risks assumed by the
                Insurer. In addition, Insurer complies with all other applicable provisions of Section 26 of the ICA-40, as if it were trustee or custodian of the Separate  Accounts;  Insurer has filed with the insurance  regulatory  authority  for the  State  of New York an annual  statement of its financial  condition,  which  indicates that  Insurer has capital and surplus or  unassigned  surplus of not less than $1 million or such other amount as  prescribed  by
                SEC rule;  and Insurer,  together with its  registered  separate
                accounts,   is  supervised  and  examined  periodically  by  the
                insurance authority of New York.

           (6)  Such Registration Statement and the related Prospectus comply in all material  respects  with the  provisions of SA-33 and ICA-40 and the Regulations,  and neither the Registration Statement nor the Prospectus  contains an untrue  statement of a material fact or omits to state a material fact required to be stated  therein or necessary to make the statements  therein not misleading,  in light of the  circumstances  in which they were made;  provided, however, that none of the representations and warranties in this
                Section  7(b)(6) shall apply to  statements or omissions  from a
                Registration  Statement or Prospectus  made in reliance upon and in conformity with  information  furnished to Insurer in writing by Underwriter expressly for use in such Registration  Statement or Prospectus.

           (7)  Each Separate  Account has been duly  established by Insurer and
                conforms  to  the  description   thereof  in  the   Registration
                Statement and the Prospectus for the Separate Account.

           (8)  The  form of the  Contracts  has  been  approved  to the  extent required by the New York Insurance Commissioner.

           (9)  The Contracts  have been duly  authorized by Insurer and conform to the descriptions  thereof in the Registration  Statements for the Contracts and the related  Prospectuses  and, when issued as contemplated by such Registration  Statements,  shall constitute legal,  validly  issued and  binding  obligations  of Insurer in accordance with their terms.

          (10)  No other consent, approval,  authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts,  the establishment or operation of the
                Separate  Accounts,  or for the consummation of the transactions contemplated by this Agreement, that has not been obtained.

 8.  REPRESENTATIONS AND WARRANTIES OF UNDERWRITER

     Underwriter  represents  and warrants to Insurer on the  Effective  Date as follows:

     (a)  Underwriter  has been duly  organized  and is  validly  existing  as a corporation  in good  standing  under  the laws of the State of Kansas with full power and authority to own, lease and operate its properties and to conduct its business, and is in good standing, in each state in which its business so requires.

     (b)  The execution and delivery of this Agreement and the  consummation  of the transactions  contemplated herein have been duly authorized by all necessary  corporate  action by Underwriter,  and when so executed and delivered this Agreement shall be the valid and binding  obligation of
          Underwriter enforceable in accordance with its terms.

     (c)  The  consummation of the  transactions  contemplated  herein,  and the fulfillment of the terms of this  Agreement,  shall not conflict with, result in any breach in any  material  respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time)
          a default in any material respect under, the articles of incorporation or bylaws of Underwriter, or any indenture,  agreement, mortgage, deed of trust,  or other  instrument to which  Underwriter is a party or by which it is bound, or to the best of Underwriter's  knowledge  violate in any  material  respect  any law,  or, to the best of  Underwriter's knowledge,  any order, rule or regulation applicable to Underwriter of any court or of any federal or state regulatory  body,  administrative agency or any other governmental  instrumentality  having jurisdiction over Underwriter or any of its properties.

     (d)  Underwriter is registered as a broker-dealer under SEA-34, is a member of the  NASD,  and is duly  registered  as a  broker-dealer  under the securities laws of the state of New York, holding all requisite Series licenses in connection with its obligations under this Agreement.

     (e)  Underwriter  is and shall remain during the term of this  Agreement in compliance with Section 9(a) of ICA-40.

 9.  RECORDS

     Insurer and Underwriter each shall maintain such accounts,  books,  records and other  documents  as are required to be  maintained  by each of them by applicable laws and  regulations  and shall preserve such accounts,  books, records and other  documents  for the periods  prescribed  by such laws and regulations.  Each party  shall  have the right to  inspect  and audit such accounts,  books,  records and other  documents  of the other party  during normal  business hours upon  reasonable  written notice to the other party.
     Each party shall keep  confidential  all information  obtained  pursuant to such an inspection or audit,  and shall disclose such  information to third parties only upon receipt of written  authorization from the other party or as otherwise  described in Section 11, below.  Insurer  shall  maintain its accounts,  books,  records and other  documents in accordance with New York
     Insurance Department Regulation 152.

10.  INVESTIGATIONS AND PROCEEDINGS

     (a)  COOPERATION

          Underwriter  and Insurer  shall  cooperate  fully in any  insurance or
          securities   regulatory   investigation   or  proceeding  or  judicial
          proceeding with respect to Insurer, Underwriter,  their Affiliates and their  agents,  Representatives  or  employees to the extent that such investigation  or proceeding is in connection with the offering,  sale or  distribution  of the Contracts  distributed  under this Agreement.
          Without limiting the foregoing,  Insurer and Underwriter  shall notify each other promptly of any notice of any regulatory  investigation  or proceeding  or judicial  proceeding,  arising in  connection  with the offering, sale or distribution of the Contracts distributed under this
          Agreement,   received  by  either   party  with  respect  to  Insurer,
          Underwriter or any of their  Affiliates,  agents,  Representatives  or employees  or which may affect  Insurer's  issuance  or  Underwriter's distribution of any Contract marketed under this Agreement.

     (b)  CUSTOMER COMPLAINT

          Insurer and  Underwriter  shall notify each other promptly in the case of a substantive  customer  complaint  arising in connection  with the offering, sale or distribution of the Contracts distributed under this
          Agreement.  In addition,  Underwriter  and Insurer shall  cooperate in investigating  such complaint and any response by either party to such complaint  shall be sent to the other party for written  approval  not less than five  business  days prior to its being sent to the customer or any regulatory authority,  except that if a more prompt response is required,  the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party's prior written approval.

     (c)  ARBITRATION

          Any unresolved  dispute or difference  between the parties arising out of or  relating to this  Agreement,  or the breach  thereof,  shall be settled by arbitration in accordance  with the Commercial  Arbitration
          Rules  of the  American  Arbitration  Association  and  the  Expedited
          Procedures  thereof.  The award  rendered by the  arbitrator  shall be final  and  binding  upon the  parties,  and  judgment  upon the award rendered  by  the  arbitrator  may be  entered  in  any  Court  having jurisdiction thereof. The arbitration shall take place in New York.

11.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     At all times  throughout  the term of this  Agreement,  and  following  any termination  or  expiration  of this  Agreement,  each party and all of its respective Affiliates, and each officer, director, shareholder, employee or agent thereof,  shall maintain the  confidentiality  of (i) this Agreement,
     (ii) the  transactions  and other matters  contemplated  herein,  (iii) any proprietary or other  information  provided by one party to the other party to facilitate  the  transactions  contemplated  herein,  provided that this obligation of confidentiality  shall not apply to: (i) disclosures required to be made to any  regulatory  bodies,  administrative  agencies  or  other governmental  instrumentalities  or disclosures  deemed by such party to be desirable  to  disclose  to any  such  entity;  (ii)  disclosures  made  to attorneys,  accountants and other representatives in order to assist in the consummation of the  transactions  and other matters  contemplated  herein;
     (iii) disclosures otherwise required by applicable law; or (iv) disclosures to which the other party consents;  provided  further that, with respect to the immediately  foregoing clauses (i) and (iii), any party that makes such a  disclosure  shall so notify the other party  prior to or  simultaneously with making  such  disclosure  to the extent  reasonably  practicable;  and provided  further that, with respect to the foregoing  clause (ii), a party shall  make  disclosures  regarding  this  Agreement  and the  transactions contemplated  herein only to such party's attorneys,  accountants and other third party representatives who agree to keep such information confidential in accordance with this Section.

12.  DURATION AND TERMINATION OF THIS AGREEMENT

     (a)  TERM

          This Agreement shall become  effective upon the Effective Date and may be terminated at any time without the payment of any penalty by either party by giving  the  other  party at least  sixty  (60)  days'  prior written notice of such intention to terminate.

     (b)  ASSIGNMENT

          This  Agreement  will  automatically  terminate  in the  event  of its assignment,  as such term is  defined  in  ICA-40,  without  the prior written consent of the other party.

     (c)  TERMINATION UPON MATERIAL BREACH

          This Agreement may be terminated at the option of either party to this
          Agreement upon the other party's  material  breach of any provision of this Agreement or of any representation made in this Agreement, unless such breach has been cured  within 30 days after  receipt of notice of breach from the non-breaching party.

     (d)  EFFECT OF TERMINATION

          Upon  termination  of this  Agreement all  authorizations,  rights and obligations shall cease except:  (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for
          Contracts in effect at the time of termination  or issued  pursuant to
          Applications  received by Insurer  prior to  termination;  and (2) the obligations contained in Sections 9, 10, and 11 hereof.

13.  AMENDMENT OF THIS AGREEMENT

     No provisions  of this  Agreement may be changed,  waived,  discharged,  or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver,  discharge, or termination is sought.

14.  AMENDMENT OF SCHEDULES

     The parties to this  Agreement may amend  Schedule 1 to this Agreement from time to time to reflect  additions  of or changes in any class of Contracts or Separate  Accounts  that have been agreed upon.  The  provisions of this
     Agreement  shall be equally  applicable  to each such class of Contracts or
     Separate  Accounts  that may be added to the  Schedule,  unless the context otherwise requires.

15.  MISCELLANEOUS

     (a)  CAPTIONS

          The  captions  in this  Agreement  are  included  for  convenience  of reference  only,  and in no way define or limit any of the  provisions hereof or otherwise affect their construction or effect.

     (b)  COUNTERPARTS

          This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts,  each of which shall be deemed an  original,  but all of which together shall constitute one and the same instrument.

     (c)  RIGHTS, REMEDIES, ETC., ARE CUMULATIVE

          The rights,  remedies and obligations  contained in this Agreement are cumulative  and are in addition to any and all  rights,  remedies  and obligations,  at  law or in  equity,  which  the  parties  hereto  are entitled to under state and federal  laws.  Failure of either party to insist  upon  strict  compliance  with any of the  conditions  of this
          Agreement shall not be construed as a waiver of any of the conditions, but the same shall  remain in full force and effect.  No waiver of any of the  provisions  of  this  Agreement  shall  be  deemed,  or  shall constitute, a waiver of any other provisions,  whether or not similar, nor shall any waiver constitute a continuing waiver.

     (d)  INTERPRETATION; JURISDICTION

          This Agreement  constitutes  the whole  agreement  between the parties hereto with respect to the subject matter  hereof,  and supersedes all prior  oral or  written  understandings,  agreements  or  negotiations between the parties  with  respect to such  subject  matter.  No prior writings by or between the parties with respect to the subject  matter
          hereof  shall  be  used  by  either  party  in  connection   with  the
          interpretation  of any  provision of this  Agreement.  This  Agreement shall  be  construed  and  its  provisions  interpreted  under  and in accordance  with the  internal  laws of the state of New York  without giving effect to principles of conflict of laws.

     (e)  SEVERABILITY

          This is a severable Agreement. In the event that any provision of this
          Agreement  would  require  a  party  to  take  action   prohibited  by
          applicable federal or state law or prohibit a party from taking action required by applicable  federal or state law, then it is the intention of the  parties  hereto that such  provision  shall be enforced to the extent  permitted  under the law,  and,  in any event,  that all other provisions of this Agreement  shall remain valid and duly  enforceable as if the provision at issue had never been a part hereof.

     (f)  REGULATION

          This Agreement shall be subject to the provisions of SA-33, SEA-34 and
          ICA-40 and the  Regulations and the rules and regulations of the NASD, from time to time in effect,  including such exemptions from ICA-40 as the SEC may  grant,  and the terms  hereof  shall be  interpreted  and construed in accordance therewith.  Without limiting the generality of the foregoing,  the term "assigned"  shall not include any transaction exempted from Section 15(b)(2) of ICA-40.

16.  NOTICE, CONSENT AND REQUEST

     Any notice,  consent or request required or permitted to be given by either party  to the  other  shall  be  deemed  sufficient  if sent  by  facsimile transmission  followed by Federal Express or other overnight carrier, or if sent by registered or certified  mail,  postage  prepaid,  addressed by the party giving notice to the other party at the following address (or at such other address for a party as shall be specified by like notice):

     if to Insurer:

          First Security Benefit Life Insurance and Annuity Company of New York
          Attn:  Chief Administrative Officer
          70 West Red Oak Lane, 4th Floor
          White Plains, New York 10604
          Phone No.: (914) 697-4748
          Fax No.:  (914) 697-4912

     and if to Underwriter:

         Security Distributors, Inc.
         One Security Benefit Place
         Topeka, Kansas 66636
         Attn:  General Counsel
         Phone No.: (785) 438-3137
         Fax No.:  (785) 438-3080

   IN WITNESS  WHEREOF,  Insurer and  Underwriter  have each duly  executed this
Agreement as of the day and year first above written.

                              FIRST SECURITY BENEFIT LIFE INSURANCE
                              AND ANNUITY COMPANY OF NEW YORK

                              By Its Authorized Officer

                              By:   ROGER K. VIOLA
                                    --------------------------------------------
                                    Roger K. Viola, Secretary and Vice President

                              Date: July 9, 2002
                                    --------------------------------------------

                              SECURITY DISTRIBUTORS, INC.

                              By Its Authorized Officer

                              By:   GREG GARVIN
                                    --------------------------------------------
                                    Greg Garvin, President

                              Date: July 9, 2002
                                    --------------------------------------------

                                   SCHEDULE 1

                         CONTRACTS SUBJECT TO AGREEMENT

================================================================================
    CONTRACT MARKETING NAME         CONTRACT FORM NOS.     SEC REGISTRATION NO.
--------------------------------------------------------------------------------
AdvisorDesigns Variable Annuity      FSB 216 (10-01)
                                     FSB 216 (10-01)U
================================================================================